Exhibit 99.1

Veeva Announces Fiscal 2015 Third Quarter Results

Total Revenues of $83.8M, up 52% Year-over-year;
Subscription Services Revenue of $61.4M, up 58% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--November 25, 2014--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal third quarter ended October 31, 2014.

“We continue to deliver on our vision of becoming the leading industry cloud provider for life sciences. In the quarter, we saw strength in existing and new areas such as multichannel CRM and Vault,” said CEO Peter Gassner. “In Vault, we now have more than 100 customers and our first-ever Veeva R&D Summit was the largest content management event for life sciences this year.”

Fiscal 2015 Third Quarter Results:

  Revenues: Total revenues for the third quarter were $83.8 million, up from $55.0 million one year ago, an increase of 52% year-over-year. Subscription services revenues for the third quarter were $61.4 million, up from $38.9 million one year ago, an increase of 58% year-over-year.
  Operating income and non-GAAP operating income(1): Third quarter operating income was $19.9 million, compared to $10.0 million one year ago, an increase of 100% year-over-year. Non-GAAP operating income for the third quarter was $24.1 million, compared to $11.9 million one year ago, an increase of 103% year-over-year.
  Net income and non-GAAP net income(1): Third quarter net income was $10.3 million, compared to $6.5 million one year ago, an increase of 57% year-over-year. Non-GAAP net income for the third quarter was $13.7 million, compared to $7.7 million one year ago, an increase of 77% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the third quarter, fully diluted net income per share was $0.07, while non-GAAP fully diluted net income per share was $0.09.

"In the third quarter, we delivered strong financial results across the board," said CFO Tim Cabral. "I am particularly pleased that the business added over $40 million of cash(2) to the balance sheet in the quarter."

Recent Highlights:

  Expanding multichannel CRM – The company saw continued strength in Veeva CRM, adding 5,000 new users at a Top 10 pharma and signing a record number of Veeva CRM Approved Email customers, including its first global, enterprise-wide selection by a Top 20 pharma.
  Veeva Vault success – Veeva Vault surpassed the 100-customer mark and Veeva secured three new seven-figure Vault contracts, as measured by annual contract value.
  Inaugural Veeva R&D Summit – Veeva’s first-ever conference focused on the R&D side of life sciences, drew representatives from 80 different life sciences companies and was the year's largest content management event for the life sciences industry.

Financial Outlook:

Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2015 as follows:

  Total revenues between $84.5 and $85.5 million.
  Non-GAAP operating income between $22.0 and $23.0 million.
  Non-GAAP fully diluted net income per share of $0.08 and $0.09.

This Q4 guidance implies the following results for Veeva’s fiscal year ending January 31, 2015:

  Total revenues between $310.7 and $311.7 million.
  Non-GAAP operating income between $83.1 and $84.1 million.
  Non-GAAP fully diluted net income per share between $0.33 and $0.34.
Conference Call Information
What:	Veeva’s Fiscal 2015 Third Quarter Results Conference Call
When:	Tuesday, November 25, 2014
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 2230 2758
Webcast:	ir.veeva.com

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Cash consists of cash, cash equivalents and short-term investments on the balance sheet.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 200 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; and (xii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended July 31, 2014, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$132,135	$262,507
Short-term investments	260,731	25,625
Accounts receivable, net	45,241	58,433
Deferred income taxes	2,151	2,075
Income tax receivable	4,734	1,389
Other current assets	4,524	3,703
Total current assets	449,516	353,732
Property and equipment, net	27,613	2,445
Capitalized internal-use software, net	1,301	1,585
Goodwill	4,850	4,850
Intangible assets, net	5,314	6,551
Other long-term assets	3,959	1,145
Total assets	$492,553	$370,308

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,147	$2,117
Accrued compensation and benefits	7,002	8,750
Accrued expenses and other liabilities	12,348	7,931
Income tax payable	1,595	439
Deferred revenue	84,668	67,380
Total current liabilities	107,760	86,617
Deferred income taxes, noncurrent	1,698	1,698
Other long-term liabilities	1,888	1,897
Total liabilities	111,346	90,212
Stockholders’ equity:
Class A common stock	—	—
Class B common stock	1	1
Additional paid-in capital	305,631	231,534
Accumulated other comprehensive income (loss)	(24)	19
Retained earnings	75,599	48,542
Total stockholders’ equity	381,207	280,096
Total liabilities and stockholders’ equity	$492,553	$370,308

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
	(Unaudited)
Revenues:
Subscription services	$61,435	$38,935	$166,528	$100,935
Professional services and other	22,390	16,044	59,682	46,413
Total revenues	83,825	54,979	226,210	147,348
Cost of revenues(3):
Cost of subscription services	14,409	9,511	39,795	24,409
Cost of professional services and other	16,007	11,881	44,707	33,835
Total cost of revenues	30,416	21,392	84,502	58,244
Gross profit	53,409	33,587	141,708	89,104
Operating expenses(3):
Research and development	10,635	6,585	29,414	18,469
Sales and marketing	14,251	11,467	40,875	28,739
General and administrative	8,582	5,550	22,136	13,900
Total operating expenses	33,468	23,602	92,425	61,108
Operating income	19,941	9,985	49,283	27,996
Other income (expense), net	(989)	125	(1,120)	(439)
Income before income taxes	18,952	10,110	48,163	27,557
Provision for income taxes	8,694	3,585	21,106	10,189
Net income	$10,258	$6,525	$27,057	$17,368
Net income attributable to Class A and Class B common stockholders:
Basic	$10,198	$2,339	$26,851	$4,613
Diluted	$10,198	$6,387	$26,851	$16,937
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.08	$0.07	$0.21	$0.16
Diluted	$0.07	$0.05	$0.19	$0.13
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	129,212	35,802	126,836	28,519
Diluted	144,289	131,963	144,082	129,601
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$97	$8	$29	$6
Net change in cumulative foreign currency translation gain	(15)	—	(72)	—
Comprehensive income	$10,340	$6,533	$27,014	$17,374

(3) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$74	$49	$181	$58
Cost of professional services and other	549	230	1,711	458
Research and development	942	429	2,703	895
Sales and marketing	754	488	2,290	970
General and administrative	1,266	890	3,356	1,655
Total stock-based compensation	$3,585	$2,086	$10,241	$4,036

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
	(Unaudited)
Cash flows from operating activities
Net income	$10,258	$6,525	$27,057	$17,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,022	774	2,943	1,552
Amortization of premiums on short-term investments	611	98	1,344	276
Stock-based compensation	3,585	2,086	10,241	4,036
Deferred income taxes	(76)	(86)	(76)	(259)
Bad debt expense	(28)	(303)	41	(21)
Changes in operating assets and liabilities:
Accounts receivable	16,684	(9,417)	13,151	(9,852)
Income taxes	769	(1,750)	(2,189)	(5,733)
Other current and long-term assets	(2,294)	(1,224)	(3,644)	(2,117)
Accounts payable	354	1,157	56	(946)
Accrued expenses and other current liabilities	4,017	1,720	2,791	5,859
Deferred revenue	(635)	5,254	17,288	14,607
Long-term liabilities	(11)	433	(9)	758
Net cash provided by operating activities	34,256	5,267	68,994	25,528
Cash flows from investing activities
Purchases of short-term investments	(103,836)	(4,315)	(333,728)	(7,086)
Maturities and sales of investments	52,677	2,250	97,307	4,850
Purchases of property and equipment	(790)	(460)	(26,072)	(1,561)
Acquisitions, net of cash acquired	—	—	—	(12,149)
Payments for capitalized internal-use software	(81)	(720)	(301)	(1,013)
Proceeds from note receivable–related party	—	—	—	253
Payments for restricted cash and deposits	8	(5)	9	(2)
Net cash used in investing activities	(52,022)	(3,250)	(262,785)	(16,708)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	158	—	225
Proceeds from exercise of common stock options	2,102	95	4,314	472
Proceeds from Employee Stock Purchase Plan	—	—	5,951	—
Net proceeds from offerings	—	216,263	34,495	215,734
Excess tax benefits from employee stock plans	7,698	—	18,731	—
Net cash provided by financing activities	9,800	216,516	63,491	216,431
Effect of exchange rate changes on cash and cash equivalents	(15)	—	(72)	—
Net change in cash and cash equivalents	(7,981)	218,533	(130,372)	225,251
Cash and cash equivalents at beginning of period	140,116	38,608	262,507	31,890
Cash and cash equivalents at end of period	$132,135	$257,141	$132,135	$257,141

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income, operating margin and fully diluted net income per share for its fiscal fourth quarter and fiscal year ending January 31, 2015 because of the difficulty of estimating certain items that are excluded from non-GAAP operating income, non-GAAP operating margin and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition-related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
	(Unaudited)

Cost of subscription services revenues on a GAAP basis	$14,409	$9,511	$39,795	$24,409
Stock-based compensation expense	(74)	(49)	(181)	(58)
Amortization of purchased intangibles	(369)	(353)	(1,108)	(353)
Amortization of internal-use software(4)	(216)	—	(632)	—
Cost of subscription services revenues on a non-GAAP basis	$13,750	$9,109	$37,874	$23,998

Gross margin on subscription services revenues on a GAAP basis	76.5%	75.6%	76.1%	75.8%
Stock-based compensation expense	0.1	0.1	0.1	0.1
Amortization of purchased intangibles	0.6	0.9	0.7	0.3
Amortization of internal-use software(4)	0.4	—	0.4	—
Gross margin on subscription services revenues on a non-GAAP basis	77.6%	76.6%	77.3%	76.2%

Cost of professional services and other revenues on a GAAP basis	$16,007	$11,881	$44,707	$33,835
Stock-based compensation expense	(549)	(230)	(1,711)	(458)
Amortization of purchased intangibles	—	2	—	(194)
Cost of professional services and other revenues on a non-GAAP basis	$15,458	$11,653	$42,996	$33,183

Gross margin on professional services and other revenues on a GAAP basis	28.5%	25.9%	25.1%	27.1%
Stock-based compensation expense	2.5	1.5	2.9	1.0
Amortization of purchased intangibles	—	—	—	0.4
Gross margin on professional services and other revenues on a non-GAAP basis	31.0%	27.4%	28.0%	28.5%

Gross profit on a GAAP basis	$53,409	$33,587	$141,708	$89,104
Stock-based compensation expense	623	279	1,892	516
Amortization of purchased intangibles	369	351	1,108	547
Amortization of internal-use software(4)	216	—	632	—
Gross profit on a non-GAAP basis	$54,617	$34,217	$145,340	$90,167

Gross margin on total revenues on a GAAP basis	63.7%	61.1%	62.6%	60.5%
Stock-based compensation expense	0.8	0.5	0.9	0.3
Amortization of purchased intangibles	0.4	0.6	0.5	0.4
Amortization of internal-use software(4)	0.3	—	0.3	—
Gross margin on total revenues on a non-GAAP basis	65.2%	62.2%	64.3%	61.2%

Research and development expense on a GAAP basis	$10,635	$6,585	$29,414	$18,469
Stock-based compensation expense	(942)	(429)	(2,703)	(895)
Capitalization of internal-use software(4)	80	720	300	1,013
Amortization of internal-use software(4)	—	(120)	—	(340)
Research and development expense on a non-GAAP basis	$9,773	$6,756	$27,011	$18,247

Sales and marketing expense on a GAAP basis	$14,251	$11,467	$40,875	$28,739
Stock-based compensation expense	(754)	(488)	(2,290)	(970)
Amortization of purchased intangibles	(43)	(62)	(129)	(62)
Sales and marketing expense on a non-GAAP basis	$13,454	$10,917	$38,456	$27,707

General and administrative expense on a GAAP basis	$8,582	$5,550	$22,136	$13,900
Stock-based compensation expense	(1,266)	(890)	(3,356)	(1,655)
General and administrative expense on a non-GAAP basis	$7,316	$4,660	$18,780	$12,245

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
	(Unaudited)

Operating expense on a GAAP basis	$33,468	$23,602	$92,425	$61,108
Stock-based compensation expense	(2,962)	(1,807)	(8,349)	(3,520)
Amortization of purchased intangibles	(43)	(62)	(129)	(62)
Capitalization of internal-use software(4)	80	720	300	1,013
Amortization of internal-use software(4)	—	(120)	—	(340)
Operating expense on a non-GAAP basis	$30,543	$22,333	$84,247	$58,199

Operating income on a GAAP basis	$19,941	$9,985	$49,283	$27,996
Stock-based compensation expense	3,585	2,086	10,241	4,036
Amortization of purchased intangibles	412	413	1,237	609
Capitalization of internal-use software(4)	(80)	(720)	(300)	(1,013)
Amortization of internal-use software(4)	216	120	632	340
Operating income on a non-GAAP basis	$24,074	$11,884	$61,093	$31,968

Operating margin on a GAAP basis	23.8%	18.2%	21.8%	19.0%
Stock-based compensation expense	4.3	3.8	4.5	2.7
Amortization of purchased intangibles	0.5	0.7	0.5	0.4
Capitalization of internal-use software(4)	(0.1)	(1.3)	(0.1)	(0.6)
Amortization of internal-use software(4)	0.2	0.2	0.3	0.2
Operating margin on a non-GAAP basis	28.7%	21.6%	27.0%	21.7%

Net income on a GAAP basis	$10,258	$6,525	$27,057	$17,368
Stock-based compensation expense	3,585	2,086	10,241	4,036
Amortization of purchased intangibles	412	413	1,237	609
Capitalization of internal-use software(4)	(80)	(720)	(300)	(1,013)
Amortization of internal-use software(4)	216	120	632	340
Income tax effect on non-GAAP adjustments	(713)	(712)	(2,450)	(721)
Net income on a non-GAAP basis	$13,678	$7,712	$36,417	$20,619

Net income allocated to participating securities on a GAAP basis	$(60)	$(138)	$(206)	$(431)
Net income allocated to participating securities from non-GAAP adjustments	(20)	(14)	(71)	(68)
Net income allocated to participating securities on a non-GAAP basis	(80)	(152)	(277)	(499)
Net income attributable to common stockholders on a non-GAAP basis	$13,598	$7,560	$36,140	$20,120

Diluted net income per share on a GAAP basis	$0.07	$0.05	$0.19	$0.13
Stock-based compensation expense	0.02	0.02	0.07	0.04
Amortization of purchased intangibles	—	0.01	0.01	0.01
Capitalization of internal-use software(4)	—	(0.01)	—	(0.01)
Amortization of internal-use software(4)	—	—	—	—
Income tax effect on non-GAAP adjustments	—	(0.01)	(0.02)	(0.01)
Diluted net income per share on a non-GAAP basis	$0.09	$0.06	$0.25	$0.16

(4) For the three and nine months ended October 31, 2013, the capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses was included for purposes of reporting on our non-GAAP financial measures.

CONTACT:
Veeva Systems Inc.
Investor Relations Contact
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact
Amy Farrell, 617-366-7149
pr@veeva.com